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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-03205) and related Prospectus of The Mills Corporation for the registration of 16,980,415 shares of its common stock and to the incorporation by reference therein of our report dated Febraury 28, 1996, with respect to the consolidated financial statements and schedule of The Mills Corporation and the combined financial statements of The
Mills Entities included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP
                                                      --------------------
                                                        ERNST & YOUNG LLP

Washington, D.C.
May 24, 1996